Exhibit 10.8

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT is made as of ___________ (the “Agreement”), by and between HealthLynked Corp., a Nevada corporation (the “Company”), and ___________, an individual (the “Director”).

WHEREAS, the Company appointed the Director as of the date hereof, and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement, the Company shall cause the Director to be appointed, and the Director hereby agrees to serve the Company in such position, upon the terms and conditions hereinafter set forth, provided, however, that the Director’s continued service on the Board of Directors of the Company (the “Board”) after the next annual stockholders’ meeting shall be subject to approval by the Company’s stockholders.

2. Duties. (a) During the Directorship Term (as defined herein), the Director shall make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

(b) The Director will use his best efforts to promote the interests of the Company. The Company recognizes that the Director (i) is or may become a full-time executive employee of another entity and that his responsibilities to such entity must have priority and (ii) sits or may sit on the board of directors of other entities. Notwithstanding the same, the Director will use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a Director. Other than as set forth above, the Director will not, without giving prior notification to the Board, engage in any other business activity which would reasonably be expected to materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit his activities on behalf of (i) any current or future employer and its affiliates or (ii) the board of directors of any entities on which he currently sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services and responsibilities hereunder.

3. Compensation.

(a)

Restricted Stock. On the date the Director is appointed to the Board, the Company shall issue to the Director the number of shares of the Company’s common stock equivalent to ___________ (the “Award Shares”), based on the average closing price on the five trading days immediately preceding the date the Director is appointed to the Board and rounded down to the nearest whole share, which shares shall vest as set forth in a restricted stock purchase agreement, or such other date as defined in the applicable grant notice, such that upon the last day of each fiscal quarter, commencing in the quarter in which the Director enters into this Agreement, provided the Director is a member of the Board as of such date, shares representing __% of the Award Shares shall vest. The Company will make equivalent grants to Director of shares of the Company’s common stock having a value of at least ___________ each year that Director serves on the Board.

(b)	Expense Reimbursements. During the Directorship Term, the Company shall reimburse the Director for (i) all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses, and (ii) any costs and expenses, including reasonable attorney’s fees, associated with filings required to be made by the Director or any of the entities managed or controlled by Director to report beneficial ownership or the acquisition or disposition of securities of the Company. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director) must be approved in advance by the Company.

4. Directorship Term. The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the date hereof and terminating on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur:

(a) the death of the Director;

(b) the removal of the Director from the Board by the majority stockholders of the Company; and

(c) the resignation by the Director from the Board.

5. Director’s Representation and Acknowledgment. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any officer, director, employee, stockholder, representative or agent of the Company or any of their respective affiliates with regard to this Agreement.

6. Indemnification. The Company agrees to indemnify the Director for his activities as a member of the Board as set forth in the Director Indemnification Agreement attached hereto as Exhibit A.

7. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

8. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, overnight delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

If to the Company:

with a copy (which shall not constitute notice) to:

If to the Director:

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 8.

9. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns, as applicable. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

10. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

11. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

12. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in any court of the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

13. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute if the Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

14. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

15. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

HEALTHLYNKED CORP.

By:

DIRECTOR

____________________________

____________________________, individually

[Signature page to Director Agreement]

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